Exhibit 99.1

CASH FLOW PARTNERS L.P.
SEVEN

2006 ANNUAL

PORTFOLIO OVERVIEW

ICON Cash Flow Partners L.P. Seven

- 2006 Annual Portfolio Overview -

Dear Partner of ICON Cash Flow Partners L.P. Seven:

ICON Cash Flow Partners L.P. Seven (“Fund Seven”) was formed on May 23, 1995 and began active operations on January 19, 1996.  Since the commencement of operations, Fund Seven primarily engaged in the business of acquiring equipment subject to lease and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration.  Some of the equipment leases were acquired for cash and provided current cash flow, which are referred to as "income" leases.  The majority of the purchase price of Fund Seven’s other equipment leases were financed with third-party lenders.  These "growth" leases generated little or no current cash flow because substantially all of the rental payments received from the lessees were paid to lenders.  Fund Seven’s General Partner, ICON Capital Corp. (the “General Partner”), anticipated that the future value of the leased equipment subject to growth leases would exceed the cash portion of the purchase price paid for the equipment.

On November 9, 2002, Fund Seven ended its “reinvestment” period and began its disposition period wherein it is selling its assets in the ordinary course of business.

Portfolio Overview

Fund Seven’s holdings are comprised of one remaining material asset: 87.65% of the rights to the profits, losses and cash flows from a 50% limited partnership interest in a joint venture (“North Sea”) which owns a mobile offshore oil rig.

On October 5, 2005, the Charterer of the mobile offshore drilling rig in which Fund Seven has an interest notified the owner trustee of the rig that an "Event of Loss" occurred with respect to the rig in September 2005 as a result of Hurricane Rita.  The charter provides that, upon an “Event of Loss” of the rig, the Charterer will pay an amount equal to the "Stipulated Loss Value" of the rig.  On November 29, 2005, the Charterer commenced a declaratory judgment action in Texas State Court requesting that the court declare, among other things, that "Stipulated Loss Value" should be determined by "the value estimated in advance" of the renewal term of the charter, which amount was never documented or agreed by the parties.  North Sea immediately filed a counterclaim against the Charterer to, among other things, have the charter enforced in accordance with its terms, and the owner trustee of the rig initiated the appraisal procedure required under the charter.

On September 1, 2006, the Charterer and North Sea each filed motions for complete summary judgment.  Oral argument on the motions occurred on November 7, 2006.  On January 24, 2007, the Texas State Court issued a preliminary order granting all of North Sea’s summary judgment motions and denying all of the Charterer’s summary judgment motions.  In addition, the Court ordered the Charterer to pay North Sea the approximately $60 million and interest that North Sea claimed as its damages.  On March 7, 2007, the Texas State Court issued its final judgment and an order of severance and consolidation with respect to the parties’ summary judgment motions.  In its final judgment, the Texas State Court (i) granted all of North Sea’s summary judgment motions that support the Court’s related order for the Charterer to pay North Sea the approximately $60 million and interest that North Sea claimed as its damages, as well as $500,000 in attorneys’ fees, (ii) denied all of North Sea’s other summary judgment motions, except for those that were severed pursuant to the order of severance and consolidation, and (iii) denied all of the Charterer’s summary judgment motions.

While it is not possible at this stage to determine the likelihood of the outcome of the litigation, Fund Seven and the other North Sea partners believe that the Court’s decision is correct and Fund Seven is working with the other North Sea partners to vigorously pursue its claims and defend the Court’s decision in any appeal brought by the Charterer.  Although the court initially ruled in Fund Seven’s favor, the outcome of any appeal is uncertain.  The appeals process may span several months – possibly even several years, during such time Fund Seven expects to incur additional expenses and legal fees.  If the Texas State Court’s decision is reversed on appeal, the matter will be remanded to the Texas State Court and could proceed to trial, which would further delay a resolution of the dispute.  A trial will require Fund Seven and the other North Sea partners to devote significant resources, including substantial time and money, to the pursuit of North Sea’s claims.  There is no certainty that a trial will result in a favorable verdict.  If the Charterer prevails on appeal, it is anticipated that such a verdict would have a material adverse effect on the cash available for distribution to our partners.

Off-lease Equipment

Fund Seven also owned at December 31, 2006, Airbus A310 and Boeing 737 aircraft rotables formerly leased to Sabena Technics.  The A310 rotables can be used on either A310-200 or A310-300 aircraft which are currently being used by operators worldwide.  At September 30, 2006, the General Partner determined, based upon recent negotiations with potential buyers, that the aircraft rotables may be impaired.  Accordingly, Fund Seven recorded an impairment loss for approximately $64,500 to more closely  approximate the adjusted book value to the current fair value of the aircraft  rotables.  The total impairment loss on these rotables during 2006 was approximately  $84,800.  These rotables were sold during the first quarter of 2007, resulting in an approximate $5,000 gain.

10% Status Report

As of December 31, 2006, Fund Seven’s interest in the mobile offshore oil rig was the only individual investment which constitutes more than 10% of Fund Seven’s portfolio.  As noted above, the charterer of the rig notified the owner trustee of the rig that an “Event of Loss” occurred with respect to the rig in September 2005 as a result of Hurricane Rita.

Outlook and Overview

As indicated above, the Stipulated Loss Value of Fund Seven’s offshore oil rig has been determined by the Texas State Court.  However, Fund Seven will be in a better position to provide the outlook and overview for Fund Seven once the court proceedings, including the appeals process, regarding the enforcement of the terms of the rig’s charter, have been resolved.

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Balance Sheets
December 31,

ASSETS

	2006	2005
Cash and cash equivalents	$99,831	$151,326

Investments in operating leases:
Equipment, at cost	-	2,565,000
Accumulated depreciation	-	(1,388,850)

Net investments in operating leases	-	1,176,150

Investments in joint ventures and limited partnerships	7,359,242	11,241,860
Equipment held for sale	26,000	165,152
Restricted cash	-	2,285,723
Other assets, net	322,129	233,114

Total assets	$7,807,202	$15,253,325
LIABILITIES AND PARTNERS' EQUITY

Notes and accrued interest payable - recourse	$-	$4,698,538
Due to General Partner and affiliates	-	132,499
Accounts payable and other liabilities	32,147	219,327
Maintenance reserve payable	-	2,185,723

Total liabilities	32,147	7,236,087

Commitments and contingencies

Partners' equity:
General Partner	(641,260)	(768,734)
Limited Partners ( 987,378 and 987,548 units outstanding,
$100 per unit original issue price)	8,416,315	8,785,972

Total partners' equity	7,775,055	8,017,238

Total liabilities and partners' equity	$7,807,202	$15,253,325

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statements of Operations
Years Ended December 31,

	2006	2005	2004
Revenue:
Rental income	$350,000	$600,000	$439,685
Finance income	-	1,928	13,467
Net income from leveraged leases	-	-	1,078,481
Equity income from investments in joint ventures
and limited partnerships	77,971	8,876,727	2,840,420
Net gain (loss) on sales of equipment	1,112,070	96,707	(1,738,180)
Interest and other income	54,600	20,374	43,353

Total revenue	1,594,641	9,595,736	2,677,226

Expenses:
Impairment loss	84,789	4,862,584	7,861,680
Depreciation and amortization	555,733	662,464	2,792,845
Interest	134,403	301,240	1,104,016
Management fees - General Partner	-	-	387,287
Administrative expense reimbursement - General Partner	-	-	154,958
General and administrative	1,167,535	670,307	705,550
Remarketing expenses	145,046	245,570	-
Vessel maintenance expense	-	-	49,641
Gain on early retirement of debt	(121,693)	-	(134,391)
Minority interest	-	(2,555)	(2,139)

Total expenses	1,965,813	6,739,610	12,919,447

Net (loss) income	$(371,172)	$2,856,126	$(10,242,221)

Net (loss) income allocable to:
Limited partners	$(367,460)	$2,827,565	$(10,139,799)
General Partner	(3,712)	28,561	(102,422)

	$(371,172)	$2,856,126	$(10,242,221)

Weighted average number of limited partnership
units outstanding	987,398	987,548	987,548

Net (loss) income per weighted average limited
partnership unit	$(0.37)	$2.86	$(10.27)

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners' Equity
Years Ended December 31, 2004, 2005 and 2006

	Limited Partners			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2004	987,548	$16,098,206	$(694,873)	$15,403,333
Net loss	-	(10,139,799)	(102,422)	(10,242,221)

Balance, December 31, 2004	987,548	5,958,407	(797,295)	5,161,112
Net income	-	2,827,565	28,561	2,856,126

Balance, December 31, 2005	987,548	8,785,972	(768,734)	8,017,238

Limited partnership units redeemed	(170)	(2,197)	-	(2,197)
Capital contribution	-	-	131,186	131,186
Net loss	-	(367,460)	(3,712)	(371,172)

Balance, December 31, 2006	987,378	$8,416,315	$(641,260)	$7,775,055

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

Increase (decrease) in cash and cash equivalents	2006	2005	2004
Cash flows from operating activities:
Net (loss) income	$(371,172)	$2,856,126	$(10,242,221)
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Finance income	-	(1,928)	(13,467)
Net income from leveraged leases	-	-	(1,078,481)
Equity income from investments in joint ventures
and limited partnerships	(77,971)	(8,876,727)	(2,840,420)
Net (gain) loss on sales of equipment	(1,112,070)	(96,707)	1,738,180
Impairment loss	84,789	4,862,584	7,861,680
Depreciation and amortization	555,733	662,464	2,792,845
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	-	484,264
Non-cash portion of interest expense	-	196,911	-
Reversal of provision for doubtful accounts	-	-	(134,391)
Gain on early retirement of debt	(121,693)	-	-
Minority interest	-	(2,555)	(2,139)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	-	372,500	701,862
Other assets	(3,514)	(23,181)	523,514
Due from/to General Partner and affiliates, net	-	(18,523)	1,095,881
Accounts payable and other liabilities	(142,676)	(36,160)	(273,640)
Decrease in restricted cash	100,000	(342,723)	-
Maintenance reserve payable	-	342,723	-

Net cash (used in) provided by operating activities:	(1,088,574)	(105,196)	613,467

Cash flows from investing activities:
Contributions to investments in joint venture	-	-	(11,540)
Proceeds from sales of equipment	3,994,502	392,086	1,548,754
Increase in advances with affiliates	(318,029)	-	-
Residual sharing payments made	(1,976,437)	-	-
Distributions received from joint ventures and limited partnership	3,960,589	20,322	958,915

Net cash provided by investing activities:	5,660,625	412,408	2,496,129

Cash flows from financing activities:
Cash paid for redemption of limited partner units	(2,197)	-	-
Principal payments on notes payable - recourse	(4,621,349)	(2,422,992)	(5,446,072)
Loans and advances from affiliates	-	2,172,992	2,135,000
Distributions to minority interest in joint venture	-	(2,250)	(3,416)

Net cash used in financing activities	(4,623,546)	(252,250)	(3,314,488)

Net (decrease) increase in cash and cash equivalents	(51,495)	54,962	(204,892)
Cash and cash equivalents, beginning of the year	151,326	96,364	301,256

Cash and cash equivalents, end of the year	$99,831	$151,326	$96,364

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$201,790	$40,249	$319,541

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on finance lease paid directly to lenders by lessees	$-	$-	$5,766,418
Notes payable - non-recourse relinquished with sale of equipment	$-	$-	$16,847,494
Transfer of investment in operating leases, net of accumulated
depreciation, to equipment held for sale or lease	$-	$-	$4,778,474
Joint venture and finance lease interests assigned to affiliates
in exchange for amounts owed	$-	$2,172,992	$1,876,000
Reduction of recourse debt through sale of interest in investment
in estimted unguaranteed residual values	$-	$1,145,000	$-
Non-cash capital contribution from General Partner	$131,186	$-	$-
Restricted cash utilized for maintenance payable	$2,663,870	$-	$-

Transactions with Related Parties

Prior to July 1, 2004, Fund Seven, in accordance with the terms of the management agreement, paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Seven or through joint ventures and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of Fund Seven’s acquisition transactions.  Effective July 1, 2004, the General Partner voluntarily decided to waive its right to management fees and administrative expense reimbursements.

The General Partner also has a 1% interest in Fund Seven’s profits, losses, and distributions and disposition proceeds.  Additionally, the General Partner’s interest in Fund Seven’s net (loss) income for the years ended December 31, 2006, 2005 and 2004 was $(3,712), $28,561 and $(102,422), respectively.

At December 31, 2006, Fund Seven owed no liabilities to the General Partner or its affiliates.  At December 31, 2005, Fund Seven had a payable totaling $132,499 due to its General Partner for management fees and administrative expense reimbursements incurred in prior years.  Additionally, the General Partner advanced $175,000 to Fund Seven that Fund Seven used to partially repay the Comerica Bank line of credit.  Fund Seven repaid this advance to the General Partner during January 2006 without interest.

At December 31, 2006, Fund Seven had no receivables due from the General Partner or its affiliates. At December 31, 2005, Fund Seven had a receivable of $190,301 which included $150,000 due from ICON Cash Flow Partners L.P. Six (“L.P. Six”) that related to distributions received by L.P. Six on Fund Seven’s behalf. Additionally, Fund Seven had a receivable of $40,301 due from several affiliates for expenses paid during 2004 on behalf of such affiliates.  All amounts were repaid during January 2005.

Fund Seven owed $2,000,000 to ICON Cash Flow Partners L.P. Series D (“Series D”) relating to the financing of the free cash portion, including the proceeds from the sale or disposal of equipment, relating to a leveraged lease transaction entered into by Fund Seven.  Fund Seven exercised its right to prepay a portion of the financing with Series D, and Fund Seven prepaid $250,000 during 2002 and $1,253,625 during 2004.  The lease expired July 2004.  As a result, Fund Seven recorded forgiveness of debt income of $496,375 which is included in net gain (loss) on sales of equipment in the accompanying consolidated statements of operations for the year ended December 31, 2004.

	Years Ended December 31,
	2006	2005	2004
Management fees	$-	$-	$387,287
Administrative expense reimbursements	-	-	154,958

	$-	$-	$542,245

*Limited Partners may obtain a copy of administrative expense reimbursements upon request.

Your participation in Fund Seven is greatly appreciated.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Seven’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.